UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2005

(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

8323 Walton Parkway

New Albany, Ohio 43054

(614) 775-3500

(Address, including zip code, and telephone number including area code of Registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 19, 2005, the stockholders of Too, Inc. (the “Company”) approved the Company’s 2005 Stock Plan for Non-Associate Directors (the “Plan”) at the Company’s Annual Meeting of Stockholders. A copy of the Plan is incorporated by reference as Exhibit 10.1 to this Form 8-K and the form of notice of grant of stock options for the Plan is incorporated by reference as Exhibit 10.2 to this Form 8-K.

On May 19, 2005, the Company’s board of directors granted to each of the Company’s non-associate directors (Elizabeth M. Eveillard, Nancy J. Kramer, David A. Krinsky, Philip E. Mallott, Fredric M. Roberts and Kenneth J. Strottman) an option (each, an “Option”) to purchase 2,000 shares of the Company’s common stock at a strike price of $19.40 per share, vesting at a rate of 25% per year beginning on the first anniversary of the date of grant so long as such person remains a director. Each Option will be exercisable, to the extent vested, until May 19, 2015, or one year after the holder ceases to be a director, whichever occurs first.

Item 9.01. Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	2005 Stock Plan for Non-Associate Directors (incorporated by reference to Appendix B to the Definitive Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders held May 19, 2005, filed April 20, 2005).

10.2	Form of Notice of Grant of Stock Options (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 11, 2005).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOO, INC.

Date: May 25, 2005	By:	/s/ William E. May
William E. May
Executive Vice President and Chief Operating Officer (Principal Financial Officer)

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EXHIBIT INDEX

Exhibit No.	Description
10.1	2005 Stock Plan for Non-Associate Directors (incorporated by reference to Appendix B to the Definitive Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders held May 19, 2005, filed April 20, 2005).

10.2	Form of Notice of Grant of Stock Options (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 11, 2005).